Report of Independent Auditors



The Board of Trustees and Shareholders
HSBC Mutual Funds Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments and options written, of the Growth and Income Fund, Fixed Income Fund, and New York Tax-Free Bond Fund (three of the portfolios comprising HSBC Mutual Funds
 Trust) as of December 31, 2000, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated
therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing
 standards generally accepted in the United States.
Those standards require that we plan and perform the
 audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial
 highlights referred to above present fairly, in all material respects, the financial position of the Growth & Income Fund, Fixed Income Fund, and New York Tax-Free Bond Fond at December 31,
 2000, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and their financial highlights for each of the indicated periods, in conformity with accounting principles generally accepted in the United States.



New York, New York
February 17, 2001